UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2011 (November 15, 2011)

ARKANSAS BEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

3801 Old Greenwood Road

Fort Smith, Arkansas 72903

(479) 785-6000

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 15, 2011, Arkansas Best Corporation (Nasdaq: ABFS) (“the Company”) amended its Letter of Credit Agreement (“the Agreement”), dated December 8, 2009, with PNC Bank, National Association (“the Bank”). A copy of the letter, which extends the expiration date of the Agreement from December 7, 2011 to December 7, 2012, is attached as an exhibit to this Report on Form 8-K.

The Agreement provides for a $35.0 million committed revolving line of credit under which the Company may request and the Bank will issue standby letters of credit. The Company issues letters of credit primarily in support of workers’ compensation and third-party casualty claims liabilities in various states in which the Company is self-insured. As stated in the Agreement, the Company pays quarterly fees to the Bank, based on the letters of credit issued. The Agreement requires cash or short-term investments to be pledged as collateral for outstanding letters of credit.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS.

10.1        Extension of Expiration Date for Committed Line of Credit, dated as of November 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKANSAS BEST CORPORATION

(Registrant)

Date:	November 18, 2011	/s/ Michael R. Johns
Michael R. Johns
Vice President — General Counsel
and Corporate Secretary